UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 8, 2016 (February 5, 2016)

INNOPHOS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33124	20-1380758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

259 Prospect Plains Road
Cranbury, New Jersey 08512
(Address of principal executive offices) (Zip Code)
(609) 495-2495
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2016, the Board of Directors (the “Board”) of Innophos Holdings, Inc. (the “Company”) approved amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”), which became effective upon their adoption by the Board on February 5, 2016. The amendments to the Bylaws (i) amended Section 2 of Article III to provide that the voting threshold required for uncontested director elections is a greater number of shares voted “for” a director than shares voted “against” the director and that any incumbent director who fails to satisfy this threshold shall tender his or her resignation to the Board (the prior bylaws provided for a plurality threshold in all director elections), and (ii) removed the provision in Section 3 of Article III that required that director removals be for cause.

The amended Bylaws are attached to this Current Report on Form 8-K as Exhibit 3.1 and are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Innophos Holdings, Inc., as amended and restated as of February 5, 2016

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

February 8, 2016	By:	/a/ William Farran
Name: William Farran
Title: Senior Vice President, Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of Innophos Holdings, Inc., as amended and restated as of February 5, 2016